EXHIBIT 99.1
SOUTHSIDE BANCSHARES, INC.
ANNOUNCES FINANCIAL RESULTS FOR THE
THIRD QUARTER ENDED SEPTEMBER 30, 2022

•Third quarter net income of $27.0 million;
•Linked quarter loan growth, net of Paycheck Protection Program (“PPP”) loans, of 2.6%;
•Linked quarter net interest margin increased to 3.15% and net interest margin (FTE) increased to 3.36%(1);
•Annualized return on third quarter average assets of 1.43%;
•Annualized return on third quarter average tangible common equity of 19.94%(1); and
•Nonperforming assets remained low at 0.16% of total assets.
Tyler, Texas (October 25, 2022) Southside Bancshares, Inc. (“Southside” or the “Company”) (NASDAQ: SBSI) today reported its financial results for the quarter ended September 30, 2022. Southside reported net income of $27.0 million for the three months ended September 30, 2022, a decrease of $2.4 million, or 8.0%, compared to $29.3 million for the same period in 2021. Earnings per diluted common share decreased $0.06, or 6.7%, to $0.84 for the three months ended September 30, 2022, from $0.90 for the same period in 2021. The annualized return on average shareholders’ equity for the three months ended September 30, 2022 was 14.23%, compared to 12.89% for the same period in 2021.  The annualized return on average assets was 1.43% for the three months ended September 30, 2022, compared to 1.61% for the same period in 2021.
“Third quarter financial results for 2022 were highlighted by net income of $27.0 million, earnings per diluted common share of $0.84, annualized linked quarter loan growth of 10.1% and a 34.5% annualized linked quarter growth in net interest income,” stated Lee R. Gibson, President and Chief Executive Officer of Southside. “Our asset quality remained strong and our tax-equivalent net interest margin increased six basis points to 3.36%. Continued migration into Texas from other states, job growth and company relocations has mitigated much of the impact of higher costs associated with inflation and higher interest rates. Overall, we believe that the long-term economic conditions and growth prospects in the markets we serve remain solid.”
Operating Results for the Three Months Ended September 30, 2022
Net income was $27.0 million for the three months ended September 30, 2022, compared to $29.3 million for the same period in 2021, a decrease of $2.4 million, or 8.0%. Earnings per diluted common share were $0.84 and $0.90 for the three months ended September 30, 2022 and 2021, respectively. The decrease in net income was primarily a result of an increase in provision for credit losses, a decrease in noninterest income and an increase in noninterest expense, partially offset by an increase in net interest income and a decrease in income tax expense. For the three months ended September 30, 2022, Southside recorded a provision for credit losses of $1.5 million, compared to a reversal of provision for credit losses of $5.1 million for the same period in 2021. Annualized returns on average assets and average shareholders’ equity for the three months ended September 30, 2022 were 1.43% and 14.23%, respectively, compared to 1.61% and 12.89%, respectively, for the three months ended September 30, 2021.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 50.09% and 47.42%, respectively, for the three months ended September 30, 2022, compared to 50.64% and 47.92%, respectively, for the three months ended September 30, 2021, and 50.61% and 47.74%, respectively, for the three months ended June 30, 2022.
Net interest income for the three months ended September 30, 2022 was $55.5 million, compared to $48.2 million for the same period in 2021, an increase of 15.2%. The increase in net interest income compared to the same period in 2021 was due to the increase in interest income, a result of the increase in the average yield and the average balance of interest earning assets, partially offset by an increase in interest expense on our interest bearing liabilities due to higher interest rates, the change in the mix of our interest bearing liabilities and a decrease in the interest income from PPP loans. Linked quarter, net interest income increased $4.4 million, or 8.7%, compared to $51.1 million during the three months ended June 30, 2022. The increase in net interest income was primarily due to an increase in the average yield and balance of interest earning assets, which more than offset the increase in the average rate paid and balance of interest bearing liabilities.
Our net interest margin and tax-equivalent net interest margin(1) increased to 3.15% and 3.36%, respectively, for the three months ended September 30, 2022, compared to 2.96% and 3.16%, respectively, for the same period in 2021. Linked quarter, net interest margin increased eight basis points from 3.07% and tax-equivalent net interest margin(1) increased six basis points from 3.30% for the three months ended June 30, 2022.
Noninterest income was $10.3 million for the three months ended September 30, 2022, a decrease of $2.5 million, or 19.6%, compared to $12.8 million for the same period in 2021. The decrease was due to a net loss on sale of securities available for sale (“AFS”) of $0.1 million for the three months ended September 30, 2022, compared to a net gain of $1.4 million for the

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same period in 2021 and decreases in deposit services income, gain on sale of loans, brokerage services income and other noninterest income. On a linked quarter basis, noninterest income increased $1.2 million, or 12.9%, compared to the three months ended June 30, 2022. The increase was due to a $2.1 million decrease in net loss on sale of securities AFS, partially offset by a decrease in brokerage services and deposit services income.
Noninterest expense increased $1.7 million, or 5.4%, to $33.5 million for the three months ended September 30, 2022, compared to $31.8 million for the same period in 2021. The primary increase was in salaries and employee benefits. Several additional expense categories increased, including other noninterest expense, net occupancy expense, professional fees, software and data processing expense and advertising, travel and entertainment expense, however when combined, such expenses were partially offset by the loss on the redemption of subordinated notes recorded in the third quarter of 2021. On a linked quarter basis, noninterest expense increased $1.4 million, or 4.2%, compared to the three months ended June 30, 2022, primarily due to an increase in salaries and employee benefits.
Income tax expense decreased $1.1 million, or 22.1%, for the three months ended September 30, 2022, compared to the same period in 2021. On a linked quarter basis, income tax expense increased $0.6 million, or 17.5%. Our effective tax rate (“ETR”) decreased to 12.6% for the three months ended September 30, 2022, compared to 14.5% for the three months ended September 30, 2021, and increased from 11.5% for the three months ended June 30, 2022.
Operating Results for the Nine Months Ended September 30, 2022
Net income was $77.4 million for the nine months ended September 30, 2022, compared to $84.7 million for the same period in 2021, a decrease of $7.4 million, or 8.7%. Earnings per diluted common share were $2.39 for the nine months ended September 30, 2022, compared to $2.59 for the same period in 2021, a decrease of 7.7%. The decrease in net income was largely driven by an increase in provision for credit losses, a decrease in noninterest income, and an increase in noninterest expense, partially offset by the increase in net interest income and the decrease in income tax expense. For the nine months ended September 30, 2022, we had a provision for credit losses of $1.2 million, compared to a reversal of provision for credit losses of $13.5 million for the same period in 2021. Annualized returns on average assets and average shareholders’ equity for the nine months ended September 30, 2022 were 1.42% and 12.92%, respectively, compared to 1.60% and 12.80%, respectively, for the nine months ended September 30, 2021.  Our efficiency ratio and tax-equivalent efficiency ratio(1) were 50.46% and 47.76%, respectively, for the nine months ended September 30, 2022, compared to 52.23% and 49.53%, respectively, for the nine months ended September 30, 2021.
Net interest income was $155.5 million for the nine months ended September 30, 2022, compared to $140.2 million for the same period in 2021, due to the increase in interest income, a result of the increase in the average yield and balance of our interest earning assets, partially offset by the increase in interest expense on our interest bearing liabilities due to the increase in interest rates, the change in the mix of our interest bearing liabilities and a decrease in the interest income from PPP loans.
Our net interest margin and tax-equivalent net interest margin(1) were 3.08% and 3.29%, respectively, for the nine months ended September 30, 2022, compared to 2.94% and 3.14%, respectively, for the same period in 2021. The increase in net interest margin was due to higher average balances and yields on our interest earning assets during the nine months ended September 30, 2022.
Noninterest income was $30.1 million for the nine months ended September 30, 2022, a decrease of 19.4%, compared to $37.3 million for the same period in 2021. The decrease was due to the net loss on sale of securities AFS of $3.8 million for the nine months ended September 30, 2022, compared to a net gain of $3.4 million for the same period in 2021 and a decrease in gain on sale of loans, partially offset by an increase in other noninterest income.
Noninterest expense was $96.8 million for the nine months ended September 30, 2022, compared to $93.7 million for the same period in 2021, an increase of $3.1 million, or 3.3%. The primary increase was in salaries and employee benefits. Several additional expense categories increased, including software and data processing expense, advertising, travel and entertainment expense and net occupancy expense, however when combined, such expenses were partially offset by the loss on the redemption of subordinated notes recorded in the third quarter of 2021.
Income tax expense decreased $2.3 million, or 18.2%, for the nine months ended September 30, 2022, compared to the same period in 2021. Our ETR was approximately 11.8% and 13.0% for the nine months ended September 30, 2022 and 2021, respectively. The lower ETR for the nine months ended September 30, 2022, as compared to the same period in 2021, was primarily due to an increase in tax-exempt income as a percentage of pre-tax income.
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Balance Sheet Data
At September 30, 2022, we had $7.45 billion in total assets, compared to $7.26 billion at December 31, 2021 and $7.14 billion at September 30, 2021.
Loans at September 30, 2022 were $4.06 billion, an increase of $415.9 million, or 11.4%, compared to $3.65 billion at September 30, 2021. Our PPP loans, a component of the commercial loan category, decreased $67.2 million over that same period due to forgiveness payments received for loans funded under the Coronavirus Aid, Relief, and Economic Security Act. Excluding PPP loans, total loans increased $483.1 million, or 13.5%, due to increases of $296.8 million in commercial real estate loans, $132.3 million in construction loans, $57.0 million in commercial loans (excluding PPP loans) and $22.0 million in municipal loans. The increases were partially offset by decreases of $14.0 million in 1-4 family residential loans and $10.9 million in loans to individuals. Excluding a $2.7 million decrease in PPP loans during the quarter, linked quarter loans increased $103.1 million, or 2.6%, due to increases of $67.2 million in commercial real estate loans, $33.9 million in construction loans, $7.2 million in commercial loans (excluding PPP loans), and $6.0 million in 1-4 family residential loans. These increases were partially offset by decreases of $8.0 million in municipal loans and $3.1 million in loans to individuals.
Securities at September 30, 2022 were $2.58 billion, a decrease of $269.8 million, or 9.5%, compared to $2.85 billion at September 30, 2021. Linked quarter, securities decreased $241.3 million, or 8.6%, from $2.82 billion at June 30, 2022, a result of sales of securities, principal payments and an increase in the unrealized losses in the portfolio that more than offset purchases during the quarter. During the third quarter, we transferred additional municipal securities and U.S. Agency MBS with fair values of approximately $41.8 million and $28.4 million, respectively, to held to maturity (“HTM”). All transfers from AFS to HTM were at the fair market value on the date of transfer. There was no impact to the income statement as a result of these transfers.
Deposits at September 30, 2022 were $6.18 billion, an increase of $849.5 million, or 15.9%, compared to $5.33 billion at September 30, 2021. Linked quarter, deposits decreased $67.3 million, or 1.1%, from $6.25 billion at June 30, 2022. During the three months ended September 30, 2022, brokered deposits increased $102.3 million, or 15.5%, compared to June 30, 2022, due to an increase in the brokered CD category, and increased $648.5 million, or 571.4%, compared to September 30, 2021, primarily due to funding our cash flow hedge swaps in place of the Federal Home Loan Bank advances to obtain lower cost funding.
On March 1, 2022, our board of directors approved a Stock Repurchase Plan, authorizing the repurchase, from time to time, of up to 1.0 million shares of the Company’s outstanding common stock. Repurchases may be carried out in open market purchases, privately negotiated transactions or pursuant to any trading plan that might be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934. The Company has no obligation to repurchase any shares under the Stock Repurchase Plan and may suspend or discontinue the plan at any time. During the third quarter ended September 30, 2022, we purchased 8,613 shares of common stock at an average price of $35.93 pursuant to the Stock Repurchase Plan, resulting in 685,201 authorized shares remaining. Subsequent to September 30, 2022, there have been no additional purchases.
Asset Quality
Nonperforming assets at September 30, 2022 were $11.7 million, or 0.16% of total assets, a decrease of $0.7 million, or 5.7%, compared to $12.4 million, or 0.17% of total assets, at September 30, 2021, and a slight decrease from $11.8 million, or 0.16% of total assets, at June 30, 2022.
The allowance for loan losses decreased to $36.5 million, or 0.90% of total loans, at September 30, 2022, compared to $38.0 million, or 1.04% of total loans, at September 30, 2021. The decrease was primarily due to improved asset quality, offset slightly by continued economic uncertainty related to inflation and recessionary concerns. The allowance for loan losses was $35.4 million, or 0.89% of total loans, at June 30, 2022.
We recorded a provision for credit losses for loans of $1.3 million and a reversal of provision of $4.4 million for the three month periods ended September 30, 2022 and 2021, respectively, compared to a reversal of provision of $0.1 million for the three months ended June 30, 2022. Net charge-offs were $0.2 million for the three months ended September 30, 2022, compared to net charge-offs of $0.5 million for the three months ended September 30, 2021 and net recoveries of $37,000 for the three months ended June 30, 2022. Net charge-offs were $0.2 million for the nine months ended September 30, 2022, compared to net charge-offs of $0.7 million for the nine months ended September 30, 2021.
We recorded a provision for credit losses for off-balance-sheet credit exposures of $0.2 million and a reversal of provision of $0.7 million for the three month periods ended September 30, 2022 and 2021, respectively, compared to a reversal of provision of $0.5 million for the three months ended June 30, 2022. For the nine months ended September 30, 2022 and 2021, we recorded reversals of provision of $0.3 million and $3.3 million, respectively. The balance of the allowance for off-balance-sheet credit exposures at September 30, 2022 was $2.1 million and is included in other liabilities.
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Dividend
Southside Bancshares, Inc. declared a third quarter cash dividend of $0.34 per share on August 4, 2022, which was paid on September 1, 2022, to all shareholders of record as of August 18, 2022.
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(1) Refer to “Non-GAAP Financial Measures” below and to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for more information and for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
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Conference Call
Southside's management team will host a conference call to discuss its third quarter ended September 30, 2022 financial results on Tuesday, October 25, 2022 at 11:00 a.m. CDT.  The conference call can be accessed by webcast, for listen-only mode, on the company website, https://investors.southside.com.
Those interested in participating in the question and answer session, or others who prefer to call-in, can register at https://register.vevent.com/register/BId92908286bbf41b5b784e887de1d8551 to receive the dial-in number and unique code to access the conference call seamlessly. While not required, it is recommended that those wishing to participate register 10 minutes prior to the conference call to ensure a more efficient registration process.
For those unable to attend the live event, a webcast recording will be available on the company website, https://investors.southside.com, for at least 30 days, beginning approximately two hours following the conference call.

Non-GAAP Financial Measures
Our accounting and reporting policies conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP measures are used by management to supplement the evaluation of our performance. These include the following fully taxable-equivalent measures (“FTE”): (i) Net interest income (FTE), (ii) net interest margin (FTE), (iii) net interest spread (FTE), and (iv) efficiency ratio (FTE), which include the effects of taxable-equivalent adjustments using a federal income tax rate of 21% to increase tax-exempt interest income to a tax-equivalent basis. Interest income earned on certain assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments.
Net interest income (FTE), net interest margin (FTE) and net interest spread (FTE). Net interest income (FTE) is a non-GAAP measure that adjusts for the tax-favored status of net interest income from certain loans and investments and is not permitted under GAAP in the consolidated statements of income. We believe this measure to be the preferred industry measurement of net interest income and that it enhances comparability of net interest income arising from taxable and tax-exempt sources. The most directly comparable financial measure calculated in accordance with GAAP is our net interest income. Net interest margin (FTE) is the ratio of net interest income (FTE) to average earning assets. The most directly comparable financial measure calculated in accordance with GAAP is our net interest margin. Net interest spread (FTE) is the difference in the average yield on average earning assets on a tax-equivalent basis and the average rate paid on average interest bearing liabilities. The most directly comparable financial measure calculated in accordance with GAAP is our net interest spread.
Efficiency ratio (FTE).  The efficiency ratio (FTE) is a non-GAAP measure that provides a measure of productivity in the banking industry. This ratio is calculated to measure the cost of generating one dollar of revenue. The ratio is designed to reflect the percentage of one dollar which must be expended to generate that dollar of revenue. We calculate this ratio by dividing noninterest expense, excluding amortization expense on intangibles and certain nonrecurring expense by the sum of net interest income (FTE) and noninterest income, excluding net gain (loss) on sale of securities available for sale and certain nonrecurring impairments. The most directly comparable financial measure calculated in accordance with GAAP is our efficiency ratio.
These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. Whenever we present a non-GAAP financial measure in an SEC filing, we are also required to present the most directly comparable financial measure calculated and presented in accordance with GAAP and reconcile the differences between the non-GAAP financial measure and such comparable GAAP measure.
Management believes adjusting net interest income, net interest margin and net interest spread to a fully taxable-equivalent basis is a standard practice in the banking industry as these measures provide useful information to make peer comparisons. Tax-equivalent adjustments are reflected in the respective earning asset categories as listed in the “Average Balances with Average Yields and Rates” tables.
A reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures is included at the end of the financial statement tables.

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About Southside Bancshares, Inc.

Southside Bancshares, Inc. is a bank holding company with approximately $7.45 billion in assets as of September 30, 2022, that owns 100% of Southside Bank.  Southside Bank currently has 56 branches in Texas and operates a network of 75 ATMs/ITMs.
To learn more about Southside Bancshares, Inc., please visit our investor relations website at https://investors.southside.com. Our investor relations site provides a detailed overview of our activities, financial information and historical stock price data.  To receive e-mail notification of company news, events and stock activity, please register on the E-mail Notification portion of the website.  Questions or comments may be directed to Julie Shamburger at (903) 531-7134, or julie.shamburger@southside.com.

Forward-Looking Statements
Certain statements of other than historical fact that are contained in this press release and in other written materials, documents and oral statements issued by or on behalf of the Company may be considered to be “forward-looking statements” within the meaning of and subject to the safe harbor protections of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date.  These statements may include words such as “expect,” “estimate,” “project,” “anticipate,” “appear,” “believe,” “could,” “should,” “may,” “might,” “will,” “would,” “seek,” “intend,” “probability,” “risk,” “goal,” “target,” “objective,” “plans,” “potential,” and similar expressions.  Forward-looking statements are statements with respect to the Company’s beliefs, plans, expectations, objectives, goals, anticipations, assumptions, estimates, intentions and future performance and are subject to significant known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from the results discussed in the forward-looking statements.  For example, discussions of the effect of our expansion, benefits of the Share Repurchase Plan, trends in asset quality, capital, liquidity, the Company's ability to sell nonperforming assets, expense reductions, planned operational efficiencies and earnings from growth and certain market risk disclosures, including the impact of interest rates, tax reform, inflation, the impacts related to or resulting from Russia’s invasion of Ukraine and other economic factors are based upon information presently available to management and are dependent on choices about key model characteristics and assumptions and are subject to various limitations.  By their nature, certain of the market risk disclosures are only estimates and could be materially different from what actually occurs in the future.  Accordingly, our results could materially differ from those that have been estimated. The most significant factor that could cause future results to differ materially from those anticipated by our forward-looking statements include the ongoing impact of higher inflation levels, higher interest rates and general economic and recessionary concerns, all of which could impact economic growth and could cause a reduction in financial transactions and business activities, including decreased deposits and reduced loan originations, our ability to manage liquidity in a rapidly changing and unpredictable market, supply chain disruptions, labor shortages and additional interest rate increases by the Federal Reserve.
Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, under “Part I - Item 1. Forward Looking Information” and in the Company’s other filings with the Securities and Exchange Commission.  The Company disclaims any obligation to update any factors or to announce publicly the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.
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Southside Bancshares, Inc.
Consolidated Financial Summary (Unaudited)
(Dollars in thousands)

	As of
	2022			2021
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
ASSETS
Cash and due from banks	$110,620	$111,099	$90,399	$91,120	$83,346
Interest earning deposits	3,476	12,910	72,158	110,633	3,787
Federal funds sold	81,031	48,280	24,550	—	—
Securities available for sale, at estimated fair value	1,424,562	1,733,354	2,065,984	2,764,325	2,753,104
Securities held to maturity, at net carrying value	1,151,205	1,083,672	474,319	90,780	92,479
Total securities	2,575,767	2,817,026	2,540,303	2,855,105	2,845,583
Federal Home Loan Bank stock, at cost	12,887	13,726	3,757	14,375	27,248
Loans held for sale	421	815	1,576	1,684	1,131
Loans	4,063,495	3,963,041	3,800,916	3,645,162	3,647,585
Less: Allowance for loan losses	(36,506)	(35,449)	(35,524)	(35,273)	(38,022)
Net loans	4,026,989	3,927,592	3,765,392	3,609,889	3,609,563
Premises & equipment, net	142,653	142,772	142,880	142,509	142,736
Goodwill	201,116	201,116	201,116	201,116	201,116
Other intangible assets, net	5,137	5,687	6,273	6,895	7,553
Bank owned life insurance	133,394	132,675	131,923	131,232	130,522
Other assets	160,256	192,363	138,788	95,044	83,106
Total assets	$7,453,747	$7,606,061	$7,119,115	$7,259,602	$7,135,691

LIABILITIES AND SHAREHOLDERS' EQUITY
Noninterest bearing deposits	$1,759,959	$1,735,488	$1,630,056	$1,644,775	$1,596,781
Interest bearing deposits	4,421,200	4,512,921	4,440,343	4,077,552	3,734,874
Total deposits	6,181,159	6,248,409	6,070,399	5,722,327	5,331,655
Other borrowings and Federal Home Loan Bank borrowings	318,252	212,179	34,067	367,257	679,928
Subordinated notes, net of unamortized debt issuance costs	98,639	98,604	98,569	98,534	98,500
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,264	60,262	60,261	60,260	60,259
Other liabilities	87,797	254,825	71,578	99,052	87,483
Total liabilities	6,746,111	6,874,279	6,334,874	6,347,430	6,257,825
Shareholders' equity	707,636	731,782	784,241	912,172	877,866
Total liabilities and shareholders' equity	$7,453,747	$7,606,061	$7,119,115	$7,259,602	$7,135,691

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Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars and shares in thousands, except per share data)

	Three Months Ended
	2022			2021
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Income Statement:
Total interest income	$66,880	$57,100	$53,873	$54,760	$55,076
Total interest expense	11,365	6,022	4,967	5,359	6,870
Net interest income	55,515	51,078	48,906	49,401	48,206
Provision for (reversal of) credit losses	1,494	(633)	294	(3,421)	(5,071)
Net interest income after provision for (reversal of) credit losses	54,021	51,711	48,612	52,822	53,277
Noninterest income
Deposit services	6,241	6,496	6,628	6,855	6,779
Net gain (loss) on sale of securities available for sale	(99)	(2,177)	(1,543)	463	1,381
Gain on sale of loans	109	208	178	356	299
Trust fees	1,407	1,520	1,494	1,586	1,494
Bank owned life insurance	720	720	691	710	637
Brokerage services	701	1,098	809	907	846
Other	1,190	1,232	2,468	1,134	1,333
Total noninterest income	10,269	9,097	10,725	12,011	12,769
Noninterest expense
Salaries and employee benefits	21,368	20,329	19,969	20,067	19,777
Net occupancy	3,847	3,654	3,656	3,541	3,532
Advertising, travel & entertainment	789	716	737	876	579
ATM expense	317	356	281	345	311
Professional fees	1,412	1,147	927	849	1,135
Software and data processing	1,736	1,739	1,631	1,454	1,503
Communications	497	509	503	544	552
FDIC insurance	485	477	472	464	454
Amortization of intangibles	550	586	622	658	695
Loss on redemption of subordinated notes	—	—	—	—	1,118
Other	2,463	2,593	2,397	2,536	2,107
Total noninterest expense	33,464	32,106	31,195	31,334	31,763
Income before income tax expense	30,826	28,702	28,142	33,499	34,283
Income tax expense	3,875	3,297	3,146	4,812	4,977
Net income	$26,951	$25,405	$24,996	$28,687	$29,306

Common Share Data:
Weighted-average basic shares outstanding	32,112	32,119	32,357	32,311	32,465
Weighted-average diluted shares outstanding	32,221	32,251	32,537	32,487	32,556
Common shares outstanding end of period	32,127	32,108	32,294	32,352	32,273
Earnings per common share
Basic	$0.84	$0.79	$0.77	$0.89	$0.90
Diluted	0.84	0.79	0.77	0.88	0.90
Book value per common share	22.03	22.79	24.28	28.20	27.20
Tangible book value per common share (1)	15.61	16.35	17.86	21.77	20.74
Cash dividends paid per common share	0.34	0.34	0.34	0.39	0.33

Selected Performance Ratios:
Return on average assets	1.43%	1.42%	1.40%	1.57%	1.61%
Return on average shareholders’ equity	14.23	13.33	11.42	12.67	12.89
Return on average tangible common equity (1)	19.94	18.62	15.20	16.80	17.10
Average yield on earning assets (FTE) (1)	4.00	3.66	3.53	3.55	3.59
Average rate on interest bearing liabilities	0.92	0.52	0.44	0.46	0.59
Net interest margin (FTE) (1)	3.36	3.30	3.22	3.23	3.16
Net interest spread (FTE) (1)	3.08	3.14	3.09	3.09	3.00
Average earning assets to average interest bearing liabilities	142.83	144.54	141.93	141.21	138.86
Noninterest expense to average total assets	1.77	1.79	1.75	1.72	1.75
Efficiency ratio (FTE) (1)	47.42	47.74	48.15	47.61	47.92
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-8

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2022			2021
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Nonperforming Assets:	$11,717	$11,815	$11,455	$11,609	$12,424
Nonaccrual loans	3,039	3,119	2,357	2,536	3,013
Accruing loans past due more than 90 days	—	—	—	—	—
Troubled debt restructured loans	8,481	8,568	9,098	9,073	9,371
Other real estate owned	162	128	—	—	25
Repossessed assets	35	—	—	—	15

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.08%	0.06%	0.07%	0.08%
Ratio of nonperforming assets to:
Total assets	0.16	0.16	0.16	0.16	0.17
Total loans	0.29	0.30	0.30	0.32	0.34
Total loans and OREO	0.29	0.30	0.30	0.32	0.34
Total loans, excluding PPP loans, and OREO	0.29	0.30	0.30	0.32	0.35
Ratio of allowance for loan losses to:
Nonaccruing loans	1,201.25	1,136.55	1,507.17	1,390.89	1,261.93
Nonperforming assets	311.56	300.03	310.12	303.84	306.04
Total loans	0.90	0.89	0.93	0.97	1.04
Total loans, excluding PPP loans	0.90	0.90	0.94	0.98	1.06
Net charge-offs (recoveries) to average loans outstanding	0.02	—	—	—	0.05

Capital Ratios:
Shareholders’ equity to total assets	9.49	9.62	11.02	12.57	12.30
Common equity tier 1 capital	12.98	12.83	13.67	14.17	14.07
Tier 1 risk-based capital	14.07	13.94	14.86	15.43	15.35
Total risk-based capital	16.50	16.38	17.50	18.15	18.18
Tier 1 leverage capital	10.09	10.34	10.39	10.33	10.14
Period end tangible equity to period end tangible assets (1)	6.92	7.10	8.35	9.99	9.66
Average shareholders’ equity to average total assets	10.02	10.64	12.28	12.42	12.51

(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-9

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Three Months Ended
	2022			2021
Loan Portfolio Composition	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,
Real Estate Loans:
Construction	$554,345	$520,484	$490,166	$447,860	$422,095
1-4 Family Residential	646,692	640,706	647,837	651,140	660,689
Commercial	1,901,921	1,834,734	1,722,577	1,598,172	1,605,132
Commercial Loans	433,538	428,974	401,144	418,998	443,708
Municipal Loans	449,219	457,239	455,155	443,078	427,259
Loans to Individuals	77,780	80,904	84,037	85,914	88,702
Total Loans	$4,063,495	$3,963,041	$3,800,916	$3,645,162	$3,647,585

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$35,449	$35,524	$35,273	$38,022	$42,913
Loans charged-off	(686)	(479)	(555)	(489)	(940)
Recoveries of loans charged-off	449	516	540	455	437
Net loans (charged-off) recovered	(237)	37	(15)	(34)	(503)
Provision for (reversal of) loan losses	1,294	(112)	266	(2,715)	(4,388)
Balance at end of period	$36,506	$35,449	$35,524	$35,273	$38,022

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$1,891	$2,412	$2,384	$3,090	$3,773
Provision for (reversal of) off-balance-sheet credit exposures	200	(521)	28	(706)	(683)
Balance at end of period	$2,091	$1,891	$2,412	$2,384	$3,090
Total Allowance for Credit Losses	$38,597	$37,340	$37,936	$37,657	$41,112
Page-10

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2022	2021
Income Statement:
Total interest income	$177,853	$161,227
Total interest expense	22,354	21,071
Net interest income	155,499	140,156
Provision for (reversal of) credit losses	1,155	(13,543)
Net interest income after provision for (reversal of) credit losses	154,344	153,699
Noninterest income
Deposit services	19,365	19,513
Net gain on sale of securities available for sale	(3,819)	3,399
Gain on sale of loans	495	1,285
Trust fees	4,421	4,373
Bank owned life insurance	2,131	1,908
Brokerage services	2,608	2,476
Other	4,890	4,371
Total noninterest income	30,091	37,325
Noninterest expense
Salaries and employee benefits	61,666	59,825
Net occupancy	11,157	10,698
Advertising, travel & entertainment	2,242	1,491
ATM expense	954	821
Professional fees	3,486	3,166
Software and data processing	5,106	4,221
Communications	1,509	1,689
FDIC insurance	1,434	1,343
Amortization of intangibles	1,758	2,191
Loss on redemption of subordinated notes	—	1,118
Other	7,453	7,133
Total noninterest expense	96,765	93,696
Income before income tax expense	87,670	97,328
Income tax expense	10,318	12,614
Net income	$77,352	$84,714

Common Share Data:
Weighted-average basic shares outstanding	32,195	32,641
Weighted-average diluted shares outstanding	32,341	32,759
Common shares outstanding end of period	32,127	32,273
Earnings per common share
Basic	$2.40	$2.60
Diluted	2.39	2.59
Book value per common share	22.03	27.20
Tangible book value per common share (1)	15.61	20.74
Cash dividends paid per common share	1.02	0.98

Selected Performance Ratios:
Return on average assets	1.42%	1.60%
Return on average shareholders’ equity	12.92	12.80
Return on average tangible common equity (1)	17.74	17.12
Average yield on earning assets (FTE) (1)	3.74	3.58
Average rate on interest bearing liabilities	0.63	0.61
Net interest margin (FTE) (1)	3.29	3.14
Net interest spread (FTE) (1)	3.11	2.97
Average earning assets to average interest bearing liabilities	143.10	137.45
Noninterest expense to average total assets	1.77	1.77
Efficiency ratio (FTE) (1)	47.76	49.53
(1)Refer to “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.

Page-11

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
	2022	2021
Nonperforming Assets:	$11,717	$12,424
Nonaccrual loans	3,039	3,013
Accruing loans past due more than 90 days	—	—
Troubled debt restructured loans	8,481	9,371
Other real estate owned	162	25
Repossessed assets	35	15

Asset Quality Ratios:
Ratio of nonaccruing loans to:
Total loans	0.07%	0.08%
Ratio of nonperforming assets to:
Total assets	0.16	0.17
Total loans	0.29	0.34
Total loans and OREO	0.29	0.34
Total loans, excluding PPP loans, and OREO	0.29	0.35
Ratio of allowance for loan losses to:
Nonaccruing loans	1,201.25	1,261.93
Nonperforming assets	311.56	306.04
Total loans	0.90	1.04
Total loans, excluding PPP loans	0.90	1.06
Net charge-offs (recoveries) to average loans outstanding	0.01	0.03

Capital Ratios:
Shareholders’ equity to total assets	9.49	12.30
Common equity tier 1 capital	12.98	14.07
Tier 1 risk-based capital	14.07	15.35
Total risk-based capital	16.50	18.18
Tier 1 leverage capital	10.09	10.14
Period end tangible equity to period end tangible assets (1)	6.92	9.66
Average shareholders’ equity to average total assets	10.97	12.48
(1)Refer to the “Non-GAAP Reconciliation” at the end of the financial statement tables in this Earnings Release for a reconciliation of this non-GAAP financial measure to the nearest GAAP financial measure.
Page-12

Southside Bancshares, Inc.
Consolidated Financial Highlights (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30,
Loan Portfolio Composition	2022	2021
Real Estate Loans:
Construction	$554,345	$422,095
1-4 Family Residential	646,692	660,689
Commercial	1,901,921	1,605,132
Commercial Loans	433,538	443,708
Municipal Loans	449,219	427,259
Loans to Individuals	77,780	88,702
Total Loans	$4,063,495	$3,647,585

Summary of Changes in Allowances:
Allowance for Loan Losses
Balance at beginning of period	$35,273	$49,006
Loans charged-off	(1,720)	(2,262)
Recoveries of loans charged-off	1,505	1,525
Net loans (charged-off) recovered	(215)	(737)
Provision for (reversal of) loan losses	1,448	(10,247)
Balance at end of period	$36,506	$38,022

Allowance for Off-Balance-Sheet Credit Exposures
Balance at beginning of period	$2,384	$6,386
Provision for (reversal of) off-balance-sheet credit exposures	(293)	(3,296)
Balance at end of period	$2,091	$3,090
Total Allowance for Credit Losses	$38,597	$41,112

Page-13

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

The tables that follow show average earning assets and interest bearing liabilities together with the average yield on the earning assets and the average rate of the interest bearing liabilities for the periods presented. The interest and related yields presented are on a fully taxable-equivalent basis and are therefore non-GAAP measures. See “Non-GAAP Financial Measures” and “Non-GAAP Reconciliation” for more information.

	Three Months Ended
	September 30, 2022			June 30, 2022
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$4,012,547	$45,992	4.55%	$3,847,614	$39,088	4.07%
Loans held for sale	606	7	4.58%	1,776	18	4.07%
Securities:
Taxable investment securities (2)	626,136	4,896	3.10%	617,603	4,632	3.01%
Tax-exempt investment securities (2)	1,750,952	14,455	3.28%	1,653,871	13,599	3.30%
Mortgage-backed and related securities (2)	520,501	4,770	3.64%	417,057	3,238	3.11%
Total securities	2,897,589	24,121	3.30%	2,688,531	21,469	3.20%
Federal Home Loan Bank stock, at cost, and equity investments	24,013	101	1.67%	17,663	77	1.75%
Interest earning deposits	18,664	105	2.23%	77,894	125	0.64%
Federal funds sold	46,106	269	2.31%	37,343	79	0.85%
Total earning assets	6,999,525	70,595	4.00%	6,670,821	60,856	3.66%
Cash and due from banks	102,840			100,231
Accrued interest and other assets	433,532			446,136
Less: Allowance for loan losses	(35,706)			(35,895)
Total assets	$7,500,191			$7,181,293
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$685,947	481	0.28%	$670,187	326	0.20%
Certificates of deposits	588,212	1,452	0.98%	518,104	578	0.45%
Interest bearing demand accounts	3,164,961	5,954	0.75%	3,175,385	3,360	0.42%
Total interest bearing deposits	4,439,120	7,887	0.70%	4,363,676	4,264	0.39%
Federal Home Loan Bank borrowings	173,838	1,078	2.46%	55,990	224	1.60%
Subordinated notes, net of unamortized debt issuance costs	98,621	1,004	4.04%	98,586	1,000	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,263	669	4.40%	60,262	471	3.13%
Repurchase agreements	30,530	54	0.70%	30,055	18	0.24%
Other borrowings	98,174	673	2.72%	6,549	45	2.76%
Total interest bearing liabilities	4,900,546	11,365	0.92%	4,615,118	6,022	0.52%
Noninterest bearing deposits	1,746,245			1,702,985
Accrued expenses and other liabilities	101,881			98,870
Total liabilities	6,748,672			6,416,973
Shareholders’ equity	751,519			764,320
Total liabilities and shareholders’ equity	$7,500,191			$7,181,293
Net interest income (FTE)		$59,230			$54,834
Net interest margin (FTE)			3.36%			3.30%
Net interest spread (FTE)			3.08%			3.14%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2022 and June 30, 2022, loans totaling $3.0 million and $3.1 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-14

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	March 31, 2022			December 31, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,703,980	$35,625	3.90%	$3,668,767	$36,740	3.97%
Loans held for sale	928	8	3.50%	1,980	11	2.20%
Securities:
Taxable investment securities (2)	644,706	4,608	2.90%	590,104	4,215	2.83%
Tax-exempt investment securities (2)	1,563,185	12,683	3.29%	1,508,196	12,699	3.34%
Mortgage-backed and related securities (2)	566,941	4,017	2.87%	650,685	4,394	2.68%
Total securities	2,774,832	21,308	3.11%	2,748,985	21,308	3.08%
Federal Home Loan Bank stock, at cost, and equity investments	20,677	113	2.22%	38,832	175	1.79%
Interest earning deposits	44,642	24	0.22%	43,841	22	0.20%
Federal funds sold	8,651	4	0.19%	—	—	—
Total earning assets	6,553,710	57,082	3.53%	6,502,405	58,256	3.55%
Cash and due from banks	107,144			103,126
Accrued interest and other assets	607,235			662,654
Less: Allowance for loan losses	(35,636)			(38,317)
Total assets	$7,232,453			$7,229,868
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$652,394	273	0.17%	$624,377	264	0.17%
Certificates of deposit	563,599	594	0.43%	632,150	681	0.43%
Interest bearing demand accounts	3,097,966	2,370	0.31%	2,558,289	1,289	0.20%
Total interest bearing deposits	4,313,959	3,237	0.30%	3,814,816	2,234	0.23%
Federal Home Loan Bank borrowings	122,783	366	1.21%	609,310	1,758	1.14%
Subordinated notes, net of unamortized debt issuance costs	98,552	998	4.11%	98,517	1,011	4.07%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,261	356	2.40%	60,259	345	2.27%
Repurchase agreements	21,494	10	0.19%	21,874	11	0.20%
Other borrowings	467	—	—	—	—	—
Total interest bearing liabilities	4,617,516	4,967	0.44%	4,604,776	5,359	0.46%
Noninterest bearing deposits	1,642,973			1,637,914
Accrued expenses and other liabilities	84,009			88,982
Total liabilities	6,344,498			6,331,672
Shareholders’ equity	887,955			898,196
Total liabilities and shareholders’ equity	$7,232,453			$7,229,868
Net interest income (FTE)		$52,115			$52,897
Net interest margin (FTE)			3.22%			3.23%
Net interest spread (FTE)			3.09%			3.09%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of March 31, 2022 and December 31, 2021, loans totaling $2.4 million and $2.5 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-15

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Three Months Ended
	September 30, 2021
	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,662,496	$37,744	4.09%
Loans held for sale	1,640	12	2.90%
Securities:
Taxable investment securities (2)	532,679	3,853	2.87%
Tax-exempt investment securities (2)	1,453,275	12,315	3.36%
Mortgage-backed and related securities (2)	738,287	4,405	2.37%
Total securities	2,724,241	20,573	3.00%
Federal Home Loan Bank stock, at cost, and equity investments	39,786	111	1.11%
Interest earning deposits	39,382	24	0.24%
Total earning assets	6,467,545	58,464	3.59%
Cash and due from banks	99,113
Accrued interest and other assets	684,917
Less: Allowance for loan losses	(43,052)
Total assets	$7,208,523
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$598,118	249	0.17%
Certificates of deposit	629,718	789	0.50%
Interest bearing demand accounts	2,496,037	1,196	0.19%
Total interest bearing deposits	3,723,873	2,234	0.24%
Federal Home Loan Bank borrowings	656,474	1,865	1.13%
Subordinated notes, net of unamortized debt issuance costs	195,204	2,417	4.91%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,258	345	2.27%
Repurchase agreements	21,634	9	0.17%
Total interest bearing liabilities	4,657,443	6,870	0.59%
Noninterest bearing deposits	1,551,298
Accrued expenses and other liabilities	97,954
Total liabilities	6,306,695
Shareholders’ equity	901,828
Total liabilities and shareholders’ equity	$7,208,523
Net interest income (FTE)		$51,594
Net interest margin (FTE)			3.16%
Net interest spread (FTE)			3.00%

(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2021, loans totaling $3.0 million were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.

Page-16

Southside Bancshares, Inc.
Average Balances and Average Yields and Rates (Annualized) (Unaudited)
(Dollars in thousands)

	Nine Months Ended
	September 30, 2022			September 30, 2021
	Average Balance	Interest	Average Yield/Rate	Average Balance	Interest	Average Yield/Rate
ASSETS
Loans (1)	$3,855,844	$120,705	4.19%	$3,667,941	$110,927	4.04%
Loans held for sale	1,102	33	4.00%	2,092	45	2.88%
Securities:
Taxable investment securities (2)	629,413	14,136	3.00%	409,251	9,097	2.97%
Tax-exempt investment securities (2)	1,656,691	40,737	3.29%	1,373,206	35,076	3.42%
Mortgage-backed and related securities (2)	501,330	12,025	3.21%	841,361	15,140	2.41%
Total securities	2,787,434	66,898	3.21%	2,623,818	59,313	3.02%
Federal Home Loan Bank stock, at cost, and equity investments	20,796	291	1.87%	37,116	355	1.28%
Interest earning deposits	46,972	254	0.72%	37,939	56	0.20%
Federal funds sold	30,837	352	1.53%	—	—	—
Total earning assets	6,742,985	188,533	3.74%	6,368,906	170,696	3.58%
Cash and due from banks	103,390			92,206
Accrued interest and other assets	492,173			672,558
Less: Allowance for loan losses	(35,746)			(44,664)
Total assets	$7,302,802			$7,089,006
LIABILITIES AND SHAREHOLDERS’ EQUITY
Savings accounts	$669,632	1,080	0.22%	$562,699	689	0.16%
Certificates of deposit	556,728	2,624	0.63%	674,452	2,954	0.59%
Interest bearing demand accounts	3,146,350	11,684	0.50%	2,433,120	3,527	0.19%
Total interest bearing deposits	4,372,710	15,388	0.47%	3,670,271	7,170	0.26%
Federal Home Loan Bank borrowings	117,724	1,668	1.89%	684,280	5,590	1.09%
Subordinated notes, net of unamortized debt issuance costs	98,587	3,002	4.07%	196,572	7,235	4.92%
Trust preferred subordinated debentures, net of unamortized debt issuance costs	60,262	1,496	3.32%	60,257	1,045	2.32%
Repurchase agreements	27,393	82	0.40%	22,387	31	0.19%
Other borrowings	35,421	718	2.71%	—	—	—
Total interest bearing liabilities	4,712,097	22,354	0.63%	4,633,767	21,071	0.61%
Noninterest bearing deposits	1,697,779			1,475,828
Accrued expenses and other liabilities	92,161			94,536
Total liabilities	6,502,037			6,204,131
Shareholders’ equity	800,765			884,875
Total liabilities and shareholders’ equity	$7,302,802			$7,089,006
Net interest income (FTE)		$166,179			$149,625
Net interest margin (FTE)			3.29%			3.14%
Net interest spread (FTE)			3.11%			2.97%
(1)Interest on loans includes net fees on loans that are not material in amount.
(2)For the purpose of calculating the average yield, the average balance of securities is presented at historical cost.

Note: As of September 30, 2022 and 2021, loans totaling $3.0 million and $3.0 million, respectively, were on nonaccrual status. Our policy is to reverse previously accrued but unpaid interest on nonaccrual loans; thereafter, interest income is recorded to the extent received when appropriate.
Page-17

Southside Bancshares, Inc.
Non-GAAP Reconciliation (Unaudited)
(Dollars and shares in thousands, except per share data)
The following tables set forth the reconciliation of return on average common equity to return on average tangible common equity, book value per share to tangible book value per share, net interest income to net interest income adjusted to a fully taxable-equivalent basis assuming a 21% marginal tax rate for interest earned on tax-exempt assets such as municipal loans and investment securities, along with the calculation of total revenue, adjusted noninterest expense, efficiency ratio (FTE), net interest margin (FTE) and net interest spread (FTE) for the applicable periods presented.

	Three Months Ended					Nine Months Ended
	2022			2021		2022	2021
	Sep 30,	Jun 30,	Mar 31,	Dec 31,	Sep 30,	Sep 30,	Sep 30,
Reconciliation of return on average common equity to return on average tangible common equity:
Net income	$26,951	$25,405	$24,996	$28,687	$29,306	$77,352	$84,714
After-tax amortization expense	435	463	491	520	549	1,389	1,731
Adjusted net income available to common shareholders	$27,386	$25,868	$25,487	$29,207	$29,855	$78,741	$86,445

Average shareholders' equity	$751,519	$764,320	$887,955	$898,196	$901,828	$800,765	$884,875
Less: Average intangibles for the period	(206,591)	(207,163)	(207,774)	(208,412)	(209,097)	(207,172)	(209,817)
Average tangible shareholders' equity	$544,928	$557,157	$680,181	$689,784	$692,731	$593,593	$675,058

Return on average tangible common equity	19.94%	18.62%	15.20%	16.80%	17.10%	17.74%	17.12%

Reconciliation of book value per share to tangible book value per share:
Common equity at end of period	$707,636	$731,782	$784,241	$912,172	$877,866	$707,636	$877,866
Less: Intangible assets at end of period	(206,253)	(206,803)	(207,389)	(208,011)	(208,669)	(206,253)	(208,669)
Tangible common shareholders' equity at end of period	$501,383	$524,979	$576,852	$704,161	$669,197	$501,383	$669,197

Total assets at end of period	$7,453,747	$7,606,061	$7,119,115	$7,259,602	$7,135,691	$7,453,747	$7,135,691
Less: Intangible assets at end of period	(206,253)	(206,803)	(207,389)	(208,011)	(208,669)	(206,253)	(208,669)
Tangible assets at end of period	$7,247,494	$7,399,258	$6,911,726	$7,051,591	$6,927,022	$7,247,494	$6,927,022

Period end tangible equity to period end tangible assets	6.92%	7.10%	8.35%	9.99%	9.66%	6.92%	9.66%

Common shares outstanding end of period	32,127	32,108	32,294	32,352	32,273	32,127	32,273
Tangible book value per common share	$15.61	$16.35	$17.86	$21.77	$20.74	$15.61	$20.74

Reconciliation of efficiency ratio to efficiency ratio (FTE), net interest margin to net interest margin (FTE) and net interest spread to net interest spread (FTE):
Net interest income (GAAP)	$55,515	$51,078	$48,906	$49,401	$48,206	$155,499	$140,156
Tax-equivalent adjustments:
Loans	742	762	745	740	722	2,249	2,180
Tax-exempt investment securities	2,973	2,994	2,464	2,756	2,666	8,431	7,289
Net interest income (FTE) (1)	59,230	54,834	52,115	52,897	51,594	166,179	149,625
Noninterest income	10,269	9,097	10,725	12,011	12,769	30,091	37,325
Nonrecurring income (2)	99	2,177	706	(463)	(1,381)	2,982	(3,399)
Total revenue	$69,598	$66,108	$63,546	$64,445	$62,982	$199,252	$183,551

Noninterest expense	$33,464	$32,106	$31,195	$31,334	$31,763	$96,765	$93,696
Pre-tax amortization expense	(550)	(586)	(622)	(658)	(695)	(1,758)	(2,191)
Nonrecurring expense (3)	87	39	22	8	(888)	148	(588)
Adjusted noninterest expense	$33,001	$31,559	$30,595	$30,684	$30,180	$95,155	$90,917

Efficiency ratio	50.09%	50.61%	50.71%	50.34%	50.64%	50.46%	52.23%
Efficiency ratio (FTE) (1)	47.42%	47.74%	48.15%	47.61%	47.92%	47.76%	49.53%

Average earning assets	$6,999,525	$6,670,821	$6,553,710	$6,502,405	$6,467,545	$6,742,985	$6,368,906

Net interest margin	3.15%	3.07%	3.03%	3.01%	2.96%	3.08%	2.94%
Net interest margin (FTE) (1)	3.36%	3.30%	3.22%	3.23%	3.16%	3.29%	3.14%

Net interest spread	2.87%	2.91%	2.89%	2.88%	2.79%	2.90%	2.77%
Net interest spread (FTE) (1)	3.08%	3.14%	3.09%	3.09%	3.00%	3.11%	2.97%
(1)These amounts are presented on a fully taxable-equivalent basis and are non-GAAP measures.
(2)These adjustments may include net gain or loss on sale of securities available for sale and other investment income or loss in the periods where applicable.
(3)These adjustments may include loss on redemption of subordinated notes, foreclosure expenses and branch closure expenses, in the periods where applicable.
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